UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2012

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2012, the Compensation Committee approved a second amendment (“Second Amendment to Contract of Employment”) to the Contract of Employment dated February 20, 2006 (“Contract of Employment”) by and between Jean Abiteboul, Senior Vice President - International of Cheniere Energy, Inc. (the “Company”), and Cheniere Supply & Marketing, Inc. (“Cheniere Supply & Marketing”), a wholly owned subsidiary of the Company, as amended by the Amendment to Contract of Employment dated effective April 30, 2010 (“First Amendment to Contract of Employment”). The Contract of Employment was previously filed as Exhibit 10.94 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2009, and the First Amendment to Contract of Employment was previously filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the SEC on April 27, 2010. Under the terms of the Second Amendment to Contract of Employment and effective as of April 30, 2012, Mr. Abiteboul's secondment arrangement with Cheniere Supply & Marketing is extended for twelve months through April 30, 2013 (the “Extension Period”).  During the Extension Period, Mr. Abiteboul's annual base salary of 245,560 euros will continue to be paid by Cheniere Supply & Marketing in monthly installments. All other terms of Mr. Abiteboul's Contract of Employment, as amended by the First Amendment to Contract of Employment, remain unchanged.  The foregoing description of the Second Amendment to Contract of Employment is qualified in its entirety by the full text of the Second Amendment to Contract of Employment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
d) Exhibits
Exhibit
Number        Description
99.1*            Second Amendment to Contract of Employment dated effective April 30, 2012 by and between Jean Abiteboul and Cheniere Supply & Marketing, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: April 27, 2012	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description
99.1*            Second Amendment to Contract of Employment dated effective April 30, 2012 by and between Jean Abiteboul and Cheniere Supply & Marketing, Inc.

* Filed herewith.